HEI Exhibit 99

NEWS RELEASE
August 9, 2024
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS SECOND QUARTER 2024 RESULTS
Continued Strength of Utility and Bank Operations
Quarter’s Results Include Accrual for Previously-Announced Tort Litigation Settlement and Bank’s Goodwill Impairment
Settlement Will Help Communities to Move Forward and Aid Rebuilding
•2Q24 Net Loss of $1.30 billion, or $11.74 per share, Includes Accrual of Estimated Wildfire Liabilities From Tort-related Legal Claims
•Quarter’s Results Also Include Bank’s Goodwill Impairment Related to HEI’s Ongoing Review of Strategic Options for ASB
•Excluding Accrual of Estimated Wildfire Liabilities, ASB’s Goodwill Impairment, and Other Maui Wildfire-Related Expenses, Results Were Solid for the Quarter, with Core Net Income and Core EPS1 of $49.1 million and $0.44
•Utility Continues to Advance Wildfire Mitigation and Resilience Efforts
•Bank Net Interest Margin Expanded to 2.79%, Up 4 Basis Points Compared to 1Q
•Strong Bank Credit Quality and Another Release of Reserves Reflect Healthy Hawaii Economy

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported a consolidated net loss for the second quarter of 2024 of $1.30 billion, or $11.74 per share. The results included a $1.71 billion ($1.27 billion after taxes) loss from the accrual of estimated wildfire liabilities from tort-related legal claims, an $82.2 million ($66.1 million after taxes) loss from a goodwill impairment at American Savings Bank (ASB) and $9.8 million ($7.2 million after taxes) of other Maui wildfire-related expenses, net of insurance recoveries and deferrals. Excluding these items, core net income2 was $49.1 million for the second quarter of 2024 compared to $54.6 million in the second quarter of 2023.
“Our core operations remain strong across the enterprise, and both our utility and bank remain very well-positioned to continue serving our customers and communities for the long
1 See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.
2 Refer to footnote 1.

term. The utility continues to rapidly advance wildfire mitigation and resilience efforts, and excluding the goodwill impairment taken during the quarter, our bank is improving profitability while maintaining a strong capital and liquidity position,” said Scott Seu, HEI president and CEO.
“Last week we announced that HEI, Hawaiian Electric and other defendants had entered into an agreement in principle to settle all tort claims related to the Maui wildfires. The settlement would allow all parties to come together on a path forward. Our Board and management team are pleased to have reached this agreement in principle on an expedited basis. We are confident that this settlement represents the best outcome for HEI, as it provides a clear line of sight toward resolution of the wildfire-related tort litigation and increased certainty for our company’s path ahead. In the coming months, we will be focused on finalizing the agreement and regaining the strength of our enterprise.
“Since last August, we have been advancing a strategy designed to support a strong, financially healthy enterprise that will empower a thriving future for Hawaii. Consistent with this approach, HEI has been undertaking a comprehensive review of strategic options for ASB, which is what led us to report a non-cash goodwill impairment for the bank last month. We will continue to take prudent and measured actions to ensure our companies are well positioned to serve our customers and community for the long term,” said Seu.
There is no set timetable for HEI’s comprehensive review of strategic options for ASB, and there can be no assurances that any actions regarding ASB will result from this evaluation. Neither HEI nor ASB expect to disclose or provide an update concerning developments related to this process unless or until HEI’s Board of Directors has approved a definitive course of action or otherwise determined that further disclosure is appropriate or necessary.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS3
Hawaiian Electric’s net loss for the second quarter of 2024 was $1,229.4 million compared to net income of $45.3 million in the second quarter of 2023, with the decrease primarily driven by the following after-tax items:
•$1,271 million after-tax loss due to the accrual of estimated wildfire liabilities related to tort-related legal claims and cross claims as of June 30, 2024;
•$7 million in higher operations and maintenance (O&M) expenses, including $4 million of costs associated with the Maui windstorm and wildfire event. These costs include wildfire mitigation expenses and the settlement of indemnification claims asserted by the state.
3 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

The remaining increase in O&M included higher insurance costs, and higher substation and meter operations corrective and preventative maintenance costs;
•$2 million from higher depreciation; and
•$1 million impact from worse heat rate performance.
These items were partially offset by the following after-tax items:
•$6 million higher revenues, including $4 million from the annual revenue adjustment mechanism, $1 million from the major project interim recovery mechanism and $1 million in other revenues.

Excluding incremental after-tax Maui windstorm and wildfire-related expenses net of insurance recoveries, Hawaiian Electric’s core net income4 for the quarter was $43.9 million. Incremental after-tax Maui windstorm and wildfire-related expenses of $1,273 million were composed of the $1,271 million loss contingency accrued for estimated tort-related wildfire liabilities, and $20.0 million of other Maui wildfire-related expenses, net of $12.2 million of insurance-related recoveries and $5.7 million of costs deferred pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Going Concern Assessment
HEI and Hawaiian Electric do not yet have a financing plan in place to address the future payment of the $1.71 billion Maui windstorm and wildfire settlement accrued in the second quarter of 2024. Until a definitive financing plan is developed and is probable of being implemented, HEI and Hawaiian Electric will disclose a “going concern” risk in their financial statements. After definitive financing plans are in place and likely to be implemented, such a going concern risk is expected to be resolved. This risk is the result of estimated payments under the settlement agreement. HEI and Hawaiian Electric are working closely with their financial advisors to develop a financing plan for their settlement contribution, and intend to finance the settlement payments through a mix of debt, common equity, equity-linked securities, or other potential options, although there can be no assurance at this time as to the availability or terms of any such financing.
Utility Dividend Update
In connection with the going concern assessment, the utility dividend to HEI has been suspended. HEI and Hawaiian Electric continue to believe that the companies have sufficient
4 Refer to footnote 1.

liquidity runway as parties work toward finalizing the agreement in principle to settle tort claims related to the Maui wildfires.
AMERICAN SAVINGS BANK EARNINGS
ASB’s second quarter 2024 net loss of $45.8 million compared to net income of $20.9 million in the first quarter of 2024 and $20.2 million in the second quarter of 2023. Results for the quarter reflect the impact of a goodwill impairment of $82.2 million ($66.1 million after taxes) in connection with HEI’s ongoing review of strategic options for ASB. The goodwill is related to acquisitions that took place in the 1980s and 1990s. The impairment is non-cash and has no impact on ASB’s liquidity. Net income for the quarter also reflected the release of $0.8 million of Maui wildfire-related reserves, partially offset by Maui wildfire-related expenses of $1.3 million. Excluding the after-tax impacts of these items, core net income for the second quarter was $20.7 million.5
Total earning assets as of June 30, 2024 were $8.9 billion, down approximately 3.0% from December 31, 2023.
Total loans were $6.1 billion as of June 30, 2024, down 2.5% from December 31, 2023.
Total deposits were $8.0 billion as of June 30, 2024, down 1.3% from December 31, 2023. Core deposits declined 1.3% from December 31, 2023, while certificates of deposit decreased 1.4% primarily due to the paydown of $166 million in public time deposits. As of June 30, 2024, 83% of deposits were F.D.I.C. insured or fully collateralized, with approximately 79% of deposits F.D.I.C. insured. For the second quarter of 2024, the average cost of funds was 115 basis points, down slightly from 117 basis points in the linked quarter and up 32 basis points from the prior year quarter.
In the second quarter of 2024, ASB did not pay a dividend to HEI, supporting ASB’s healthy capital levels. ASB had a Tier 1 leverage ratio of 8.4% as of June 30, 2024.
Please refer to ASB’s news release issued on July 30, 2024 for additional information on ASB.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $20.3 million in the second quarter of 2024 compared to $10.9 million in the second quarter of 2023. The higher net loss compared to the prior year quarter was primarily due to Maui wildfire-related expenses, higher Pacific Current
5 Refer to footnote 1.

net loss and higher corporate legal expenses. Core net loss for the second quarter of 2024 was $15.5 million6.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its second quarter 2024 consolidated financial results today at 10:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through August 23, 2024. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric,
6 Refer to footnote 1.

supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure resilience and public safety. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “core” are non-GAAP measures which exclude after-tax Maui wildfire-related costs and the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Electric utility	$792,331	$794,191	$1,580,909	$1,624,552
Bank	101,943	96,885	207,087	190,742
Other	3,086	4,609	6,522	8,628
Total revenues	897,360	895,685	1,794,518	1,823,922
Expenses
Electric utility (includes $1,712 million of Wildfire tort-related claims in 2024)	2,436,771	720,566	3,161,994	1,475,052
Bank (includes $82 million of goodwill impairment in 2024)	159,329	72,017	238,941	142,354
Other	20,235	10,123	36,139	20,019
Total expenses	2,616,335	802,706	3,437,074	1,637,425
Operating income (loss)
Electric utility	(1,644,440)	73,625	(1,581,085)	149,500
Bank	(57,386)	24,868	(31,854)	48,388
Other	(17,149)	(5,514)	(29,617)	(11,391)
Total operating income (loss)	(1,718,975)	92,979	(1,642,556)	186,497
Retirement defined benefits credit—other than service costs	1,281	1,153	2,563	2,305
Interest expense, net—other than on deposit liabilities and other bank borrowings	(32,400)	(29,832)	(63,991)	(58,630)
Allowance for borrowed funds used during construction	1,344	1,295	2,730	2,426
Allowance for equity funds used during construction	3,336	3,772	6,976	7,073
Interest income	3,134	—	6,267	—
Income (loss) before income taxes	(1,742,280)	69,367	(1,688,011)	139,671
Income tax expense (benefit)	(447,269)	14,284	(435,595)	29,394
Net income (loss)	(1,295,011)	55,083	(1,252,416)	110,277
Preferred stock dividends of subsidiaries	473	473	946	946
Net income (loss) for common stock	$(1,295,484)	$54,610	$(1,253,362)	$109,331
Basic earnings (loss) per common share	$(11.74)	$0.50	$(11.37)	$1.00
Diluted earnings (loss) per common share	$(11.74)	$0.50	$(11.37)	$1.00
Dividends declared per common share	$—	$0.36	$—	$0.72
Weighted-average number of common shares outstanding	110,303	109,573	110,260	109,544
Weighted-average shares assuming dilution	110,303	109,780	110,260	109,870
Net income (loss) for common stock by segment
Electric utility	$(1,229,394)	$45,299	$(1,190,173)	$92,308
Bank	(45,787)	20,204	(24,853)	38,766
Other	(20,303)	(10,893)	(38,336)	(21,743)
Net income (loss) for common stock	$(1,295,484)	$54,610	$(1,253,362)	$109,331
Comprehensive income (loss) attributable to HEI	$(1,293,890)	$47,001	$(1,261,569)	$122,210
Return on average common equity (%) (twelve months ended)			NM	10.2
NM Not meaningful.

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2024	2023	2024	2023
Revenues	$792,331	$794,191	$1,580,909	$1,624,552
Expenses
Fuel oil	258,652	280,157	542,948	614,254
Purchased power	181,328	168,434	341,145	321,195
Other operation and maintenance	147,561	136,360	291,451	264,676
Wildfire tort-related claims	1,712,000	—	1,712,000	—
Depreciation	62,812	60,689	125,624	121,616
Taxes, other than income taxes	74,418	74,926	148,826	153,311
Total expenses	2,436,771	720,566	3,161,994	1,475,052
Operating income (loss)	(1,644,440)	73,625	(1,581,085)	149,500
Allowance for equity funds used during construction	3,336	3,772	6,976	7,073
Retirement defined benefits credit—other than service costs	1,072	1,048	2,144	2,095
Interest expense and other charges, net	(21,417)	(20,872)	(41,402)	(41,118)
Allowance for borrowed funds used during construction	1,344	1,295	2,730	2,426
Interest income	1,452	—	2,884	—
Income (loss) before income taxes	(1,658,653)	58,868	(1,607,753)	119,976
Income tax expense (benefit)	(429,758)	13,070	(418,578)	26,670
Net income (loss)	(1,228,895)	45,798	(1,189,175)	93,306
Preferred stock dividends of subsidiaries	229	229	458	458
Net income (loss) attributable to Hawaiian Electric	(1,229,124)	45,569	(1,189,633)	92,848
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income (loss) for common stock	$(1,229,394)	$45,299	$(1,190,173)	$92,308
Comprehensive income (loss) attributable to Hawaiian Electric	$(1,229,440)	$45,255	$(1,190,268)	$92,219
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,470	1,480	2,882	2,910
Hawaii Electric Light	254	252	508	503
Maui Electric	247	262	487	517
	1,971	1,994	3,877	3,930
Average fuel oil cost per barrel	$120.12	$122.69	$121.01	$131.48
Return on average common equity (%) (twelve months ended)[1]			NM	8.2
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Interest and dividend income
Interest and fees on loans	$72,960	$72,971	$67,966	$145,931	$132,808
Interest and dividends on investment securities	13,218	14,964	13,775	28,182	28,412
Total interest and dividend income	86,178	87,935	81,741	174,113	161,220
Interest expense
Interest on deposit liabilities	18,015	17,432	9,661	35,447	16,498
Interest on other borrowings	6,479	8,154	8,852	14,633	16,573
Total interest expense	24,494	25,586	18,513	50,080	33,071
Net interest income	61,684	62,349	63,228	124,033	128,149
Provision for credit losses	(1,910)	(2,159)	43	(4,069)	1,218
Net interest income after provision for credit losses	63,594	64,508	63,185	128,102	126,931
Noninterest income
Fees from other financial services	5,133	4,874	5,009	10,007	9,688
Fee income on deposit liabilities	4,630	4,898	4,504	9,528	9,103
Fee income on other financial products	2,960	2,743	2,768	5,703	5,512
Bank-owned life insurance	2,255	3,584	1,955	5,839	3,380
Mortgage banking income	364	424	230	788	360
Gain on sale of real estate	—	—	495	—	495
Other income, net	423	686	678	1,109	1,479
Total noninterest income	15,765	17,209	15,639	32,974	30,017
Noninterest expense
Compensation and employee benefits	29,802	32,459	29,394	62,261	59,598
Occupancy	5,220	5,063	5,539	10,283	11,127
Data processing	4,960	4,846	5,095	9,806	10,107
Services	4,250	4,151	2,689	8,401	5,284
Equipment	2,477	2,649	2,957	5,126	5,603
Office supplies, printing and postage	1,006	1,018	1,109	2,024	2,274
Marketing	747	776	834	1,523	1,850
Goodwill impairment	82,190	—	—	82,190	—
Other expense	5,813	4,942	6,152	10,755	12,343
Total noninterest expense	136,465	55,904	53,769	192,369	108,186
Income (loss) before income taxes	(57,106)	25,813	25,055	(31,293)	48,762
Income tax expense (benefit)	(11,319)	4,879	4,851	(6,440)	9,996
Net income (loss)	$(45,787)	$20,934	$20,204	$(24,853)	$38,766
Comprehensive income (loss)	$(44,154)	$11,166	$12,994	$(32,988)	$49,986
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	(1.97)	0.88	0.84	(0.53)	0.81
Return on average equity	(33.97)	15.64	16.20	(9.25)	15.87
Return on average tangible common equity	(39.84)	18.48	19.40	(10.89)	19.07
Net interest margin	2.79	2.75	2.75	2.77	2.80
Efficiency ratio	176.20	70.27	68.18	122.52	68.40
Net charge-offs to average loans outstanding	0.15	0.14	0.14	0.14	0.14
As of period end
Nonaccrual loans to loans receivable held for investment	0.53	0.53	0.22
Allowance for credit losses to loans outstanding	1.11	1.16	1.13
Tangible common equity to tangible assets	5.4	5.0	4.3
Tier-1 leverage ratio	8.4	8.0	7.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$—	$11.0	$—	$25.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI and ASB management use certain non-GAAP measures to evaluate the performance of HEI and the bank.
Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and returns on average equity and average assets for the bank.
The reconciling adjustments from GAAP earnings to core earnings are limited to the costs related to the Maui wildfires and the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

(in thousands)	Three months ended June 30, 2024	Six months ended June 30, 2024
Maui wildfire-related costs
Pretax expenses:
Legal expenses	$25,000	$40,027
Outside services expenses	1,778	4,525
Provision for credit losses	(800)	(2,300)
Wildfire tort-related claims	1,712,000	1,712,000
Other expenses	6,931	15,950
Interest expenses	3,386	8,211
Pretax expenses	1,748,295	1,778,413
Insurance recoveries	(18,875)	(31,452)
Deferral of cost	(7,656)	(15,554)
Wildfire-related expenses, excluding insurance recovery and deferral	1,721,764	1,731,407
Pretax goodwill impairment	82,190	82,190
Income tax benefits[2]	(459,419)	(461,901)
After-tax adjustments	$1,344,535	$1,351,696
HEI consolidated net income
GAAP net income (as reported)	$(1,295,484)	$(1,253,362)
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	18,554	29,711
Outside services expenses	1,316	3,338
Provision for credit losses	(585)	(1,683)
Wildfire tort-related claims	1,271,160	1,271,160
Other expenses	5,145	11,845
Interest expenses	2,515	6,097
After tax expenses	1,298,105	1,320,468
Insurance recoveries	(14,015)	(23,353)
Deferral of cost	(5,685)	(11,549)
Maui wildfire-related expenses, net of insurance recoveries and approved deferral treatment (after tax)	1,278,405	1,285,566
Goodwill impairment (after-tax)	66,130	66,130
Non-GAAP (core) net income	$49,051	$98,334
GAAP Diluted earnings (loss) per share (as reported)	$(11.74)	$(11.37)
Non-GAAP (core) Diluted earnings per share	$0.44	$0.89
1 Accounting principles generally accepted in the United States of America.
2 Current year composite statutory tax rate of 25.75% is used for Utility and corporate amounts and current year composite statutory tax rate of 26.80% is used for ASB amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net—other than on deposit liabilities and other bank borrowings” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities and Bank tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

(in thousands)	Three months ended June 30, 2024	Six months ended June 30, 2024
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses[1]	$17,613	$28,348
Outside services expenses[1]	997	1,781
Wildfire tort-related claims	1,712,000	1,712,000
Other expenses[1]	5,741	14,882
Interest expenses[2]	2,524	6,431
Pretax expenses	1,738,875	1,763,442
Insurance recoveries	(16,379)	(26,348)
Deferral of cost	(7,656)	(15,554)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	1,714,840	1,721,540
Income tax benefits[3]	(441,572)	(443,297)
After-tax expenses	$1,273,268	$1,278,243

Hawaiian Electric consolidated net income
GAAP net income (as reported)	$(1,229,394)	$(1,190,173)
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	13,078	21,049
Outside services expenses	740	1,322
Wildfire tort-related claims	1,271,160	1,271,160
Other expenses	4,263	11,050
Interest expenses	1,874	4,775
Maui windstorm and wildfires related expenses (after tax)	1,291,115	1,309,356
Insurance recoveries (after tax)	(12,162)	(19,564)
Deferral of cost (after tax)	(5,685)	(11,549)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	1,273,268	1,278,243
Non-GAAP (core) net income	$43,874	$88,070

1     Legal, outside services and other are included in “Other operation and maintenance” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
2     Interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
3     Current year composite statutory tax rate of 25.75% is used for Utility amounts.

Reconciliation of GAAP to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

(in thousands)	Three months ended June 30, 2024	Six months ended June 30, 2024
Maui wildfire related costs and goodwill impairment
Pretax expenses:
Provision for credit losses	$(800)	$(2,300)
Professional services expense	1,201	2,909
Other expenses, net	51	(266)
Pretax Maui wildfire related costs, net	452	343
Pretax goodwill impairment	82,190	82,190
Income tax benefit[1]	(16,181)	(16,152)
After-tax expenses	$66,461	$66,381

ASB net income (loss)
GAAP (as reported)	$(45,787)	$(24,853)
Excluding expense relating to Maui wildfire costs and goodwill impairment (after tax):
Provision for credit losses	(586)	(1,684)
Professional services expense	880	2,130
Other expenses, net	37	(195)
Goodwill impairment	66,130	66,130
Maui wildfire related cost, net and goodwill impairment (after tax)	66,461	66,381
Non-GAAP (core) net income	$20,674	$41,528

	Three months ended June 30, 2024	Six months ended June 30, 2024
Ratios (annualized %)
Based on GAAP
Return on average assets	(1.97)	(0.53)
Return on average equity	(33.97)	(9.25)
Return on average tangible common equity	(39.84)	(10.89)
Efficiency ratio	176.20	122.52
Based on Non-GAAP (core)
Return on average assets	0.89	0.88
Return on average equity	15.34	15.46
Return on average tangible common equity	17.99	18.20
Efficiency ratio	68.46	68.49

1     Current year composite statutory tax rate of 26.8% is used for ASB amounts.